SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT FOR 2008 ANNUAL MEETING OF STOCKHOLDERS
PROPOSAL ONE: ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
PROPOSAL TWO: APPROVAL OF A 1,000,000 SHARE INCREASE IN SHARES ISSUABLE UNDER THE 1998 STOCK PLAN
PROPOSAL THREE: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
REPORT OF THE AUDIT COMMITTEE
COMPENSATION DISCUSSION AND ANALYSIS
REPORT OF THE COMPENSATION COMMITTEE
COMPENSATION TABLES
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
TRANSACTIONS WITH RELATED PERSONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS

CATAPULT COMMUNICATIONS CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held February 5, 2008

To the Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of CATAPULT COMMUNICATIONS CORPORATION, a Nevada corporation, will be held on Tuesday, February 5, 2008 at 3:00 P.M., local time, at the Company’s principal executive offices located at 160 South Whisman Road, Mountain View, California 94041 for the following purposes:

1. To elect five directors to serve until the next Annual Meeting of Stockholders and until their successors are elected;

2. To amend the Company’s 1998 Stock Plan to increase the shares reserved for issuance thereunder by 1,000,000 shares of Common Stock;

3. To ratify the appointment of Stonefield Josephson, Inc. as our independent registered public accounting firm for the fiscal year ending September 30, 2008; and

4. To transact such other business as may properly come before the Annual Meeting, including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or before any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only stockholders of record at the close of business on December 13, 2007 are entitled to notice of and to vote at the meeting.

To assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

BY ORDER OF THE BOARD OF DIRECTORS

Christopher Stephenson
Vice President, Chief Financial Officer and Secretary

Mountain View, California
January 14, 2008

YOUR VOTE IS IMPORTANT

TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

CATAPULT COMMUNICATIONS CORPORATION

PROXY STATEMENT
FOR 2008 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the Board of Directors of CATAPULT COMMUNICATIONS CORPORATION, a Nevada corporation, for use at the Annual Meeting of Stockholders to be held Tuesday, February 5, 2008 at 3:00 P.M., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at our principal executive offices located at 160 South Whisman Road, Mountain View, California 94041. The telephone number at that location is (650) 960-1025.

These proxy solicitation materials were first mailed on or about January 14, 2008 to all stockholders entitled to vote at the meeting.

Record Date and Voting Securities

Stockholders of record at the close of business on December 13, 2007 are entitled to notice of and to vote at the meeting. At the record date, 13,318,862 shares of the Company’s authorized Common Stock were issued and outstanding and held of record by 46 stockholders. No shares of our authorized Preferred Stock were outstanding.

Revocability of Proxies

You may revoke your proxy at any time before it is voted at the Annual Meeting. In order to do this, you may either:

•	sign and return another proxy bearing a later date;

•	provide written notice of the revocation to Christopher Stephenson, our Secretary, prior to the time we take the vote at the Annual Meeting; or

•	attend the meeting and vote in person.

Voting

If a broker, bank or other nominee holds your shares, you will receive instructions from them that you must follow in order to have your shares voted.

If you hold your shares in your own name as a holder of record, you may instruct the proxy holders how to vote your Common Stock by signing, dating and mailing the proxy card in the postage paid reply envelope that we have provided. Of course, you may also choose to come to the Annual Meeting and vote your shares in person. The proxy holders will vote your shares in accordance with those instructions. If you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board of Directors.

You are entitled to one vote for each share of Common Stock held by you on the record date.

Quorum Requirement

A quorum, which is a majority of our outstanding shares as of the record date, must be present or represented by proxy in order to hold the Annual Meeting and to conduct business. Your shares will be counted as being present at the meeting if you attend the meeting in person or if you submit a properly executed proxy card.

Abstentions and Broker Non-Votes

If you return a proxy card that indicates an abstention from voting on all matters, the shares represented will be counted as present for the purpose of determining a quorum, but they will not be voted on any matter at the Annual Meeting. Consequently, if you abstain from voting on the proposal to elect directors, your abstention will have no effect on the outcome of the vote with respect to this proposal.

Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, who are the beneficial owners of the shares, brokers have discretion to vote these shares on routine matters but not on non-routine matters. Thus, if you do not otherwise instruct your broker, the broker may turn in a proxy card voting your shares “for” routine matters but expressly instructing that the broker is NOT voting on non-routine matters. A “broker non-vote” occurs when a broker expressly instructs on a proxy card that it is not voting on a matter, whether routine or non-routine. Broker non-votes are counted for the purpose of determining the presence or absence of a quorum but are not counted for determining the number of votes cast for or against a proposal. Your broker will have discretionary authority to vote your shares on Proposal One, Proposal Two and Proposal Three, which are routine matters.

Proxy Solicitation Costs

This solicitation of proxies is made by our Board of Directors, and all related costs will be borne by us. None of our directors intends to oppose any action for which stockholder approval is being solicited. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of our directors, officers and regular employees, without additional compensation, personally or by telephone or facsimile.

Our Voting Recommendations

Our Board of Directors recommends that you vote:

•	FOR the election of the five nominees to the Board of Directors;

•	FOR the amendment to the 1998 Stock Plan to increase the shares reserved thereunder by 1,000,000 shares; and

•	FOR the ratification of the appointment of Stonefield Josephson, Inc. as our independent registered public accounting firm for the fiscal year ending September 30, 2008.

Voting Results

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be calculated by our Inspector of Elections, and published in our Quarterly Report on Form 10-Q for the second quarter of our fiscal year 2008.

Deadline for Receipt of Stockholder Proposals for 2009 Annual Meeting of Stockholders

As a stockholder, you may be entitled to present proposals for action at an upcoming meeting if you comply with the requirements of the proxy rules established by the Securities and Exchange Commission and our bylaws. Stockholders wishing to present a proposal at our 2009 Annual Meeting of Stockholders must submit such proposal to us by September 16, 2008, if they wish it to be eligible for inclusion in the proxy statement and form of proxy relating to that meeting. In connection with our 2009 Annual Meeting of Stockholders, we intend to solicit proxies granting discretionary authority to the proxyholders to vote on any matters submitted by stockholders on or after December 1, 2008. In addition, under our bylaws, a stockholder wishing to make a proposal at the 2009 Annual Meeting of Stockholders must submit such a proposal to us prior to December 1, 2008. Any such proposals should be in compliance with our bylaws and should be submitted to Catapult Communications Corporation, 160 South Whisman Road, Mountain View, California 94041, Attention: Secretary.

Other Matters

Other than the proposals listed above, our Board of Directors does not intend to present any other matters to be voted on at the meeting. Our Board of Directors is not currently aware of any other matters that will be presented by others for action at the meeting. However, if other matters are properly presented at the meeting and you have signed and returned your proxy card, the proxy holders will have discretion to vote your shares on these matters to the extent authorized under the Securities Exchange Act of 1934, as amended.

Stockholders Sharing the Same Address

Catapult has adopted a procedure called “householding,” which has been approved by the Securities and Exchange Commission. Under this procedure, Catapult is delivering only one copy of the annual report and proxy statement to multiple stockholders who share the same address, unless Catapult has received contrary instructions from an affected stockholder. This procedure reduces Catapult’s printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to receive separate proxy cards.

Catapult will deliver, promptly upon written or oral request, a separate copy of the annual report and the proxy statement to any stockholder at a shared address to which a single copy of either of those documents was delivered. To receive a separate copy of the annual report or proxy statement, you may write or call Catapult’s Investor Relations Department at 160 South Whisman Road, Mountain View, California 94041, telephone (650) 960-1025. Any stockholders of record who share the same address and currently receive multiple copies of Catapult’s annual report and proxy statement who wish to receive only one copy of these materials per household in the future, please contact Catapult’s Investor Relations Department at the address or telephone number listed above to participate in the householding program.

A number of brokerage firms have instituted householding. If you hold your shares in “street name,” please contact your bank, broker, or other holder of record to request information about householding.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

A Board of five directors is to be elected at the Annual Meeting of Stockholders. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the five nominees named below, all of whom are presently directors of Catapult. One of our current directors, Henry P. Massey, Jr., has advised us that he does not intend to stand for re-election. Our Board has approved a bylaw amendment to reduce the size of the Board of Directors from six members to five members effective immediately before the election. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting of Stockholders, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. We are not aware of any nominee who will be unable or will decline to serve as a director. The term of office for each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified.

The names of the nominees and certain information about them as of November 30, 2007 are set forth below:

Name of Nominee	Age	Principal Occupations	Director Since

Peter S. Cross(1)(2)(3)	60	Retired	2003
R. Stephen Heinrichs(1)(3)	61	Retired	2005
Nancy H. Karp(2)(3)	62	Retired	1985
Richard A. Karp	63	Chief Executive Officer and Chairman of the Board	1985
John M. Scandalios(1)(2)	77	Retired	1987

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of Nominating Committee.

Dr. Peter S. Cross has served as one of our directors since October 2003. Dr. Cross is an independent investor involved as a director, technical advisor and management and engineering consultant. He retired in 1996 from Bay Networks, a telecommunications equipment manufacturer now a part of Nortel Networks, as Senior Vice President of Engineering. From 1987 to 1994, Dr. Cross served as Vice President of Engineering at SynOptics Communications, a telecommunications equipment manufacturer that merged with Wellfleet Communications to form Bay Networks. Dr. Cross holds a B.S.E.E. degree from the California Institute of Technology, and M.S. and Ph.D. degrees in electrical engineering and computer science from the University of California, Berkeley.

Mr. R. Stephen Heinrichs has served as one of our directors since September 2005. Before his retirement in 2001, Mr. Heinrichs was Chief Financial Officer of Avistar Communications Corporation, a publicly-held video communications company, which he co-founded and for which he presently serves as a director. Mr. Heinrichs is also a director of PDF Solutions, Inc., a provider of software and services for integrated circuit design and manufacture. Mr. Heinrichs was a member of the Board of Directors of Artisan Components and was its audit committee chairman from January 2003 until the company was acquired in 2005. From 1976 through 1989 he was Chief Financial Officer of Teknekron, a private venture firm, and Chairman and Chief Executive Officer of several Teknekron companies. Mr. Heinrichs holds a B.S. from California State University, Fresno, in accounting and is a Certified Public Accountant.

Ms. Nancy H. Karp has served as one of our directors since our inception. She also served as our Treasurer from inception to September 1997 and as our Secretary from inception to October 2002. Ms. Karp holds an M.B.A. from Claremont Graduate University, an M.P.H. degree (public health) from the University of California at Berkeley and a B.S. degree from Texas Tech University.

Dr. Richard A. Karp founded Catapult in 1985. He has served as our Chief Executive Officer and Chairman of the Board since inception and as President from inception to May 2000. Dr. Karp holds a Ph.D. in computer science from Stanford University, an M.S. degree in mathematics from the University of Wisconsin and a B.S. degree in science from the California Institute of Technology.

Mr. John M. Scandalios has served as one of our directors since November 1987. From 1994 through April 1999, Mr. Scandalios served as Vice President of Sales at Flowpoint Corporation, a computer networking company. Mr. Scandalios holds M.B.A. and B.A. degrees from the University of Chicago.

Dr. Karp and Ms. Karp were married until June 1998. There are no other family relationships between directors and executive officers of the Company.

Retiring Director

Mr. Henry P. Massey, Jr., who is not standing for re-election, has served as one of our directors since May 2001 and as our Secretary from October 2002 through January 2003. Mr. Massey has practiced law since 1969 and has been a member of the law firm of Wilson Sonsini Goodrich & Rosati, P.C., since August 1982. Mr. Massey has served as Catapult’s principal corporate counsel since 1998. Mr. Massey holds A.B. and J.D. degrees from Cornell University. Mr. Massey is 68 years old.

Vote Required

If a quorum is present and voting, the five nominees receiving the highest number of votes will be elected to the Board of Directors. Votes withheld from any nominee will be counted for purposes of determining the presence or absence of a quorum for transaction of business at the meeting but will have no other legal effect upon the election of directors under Nevada law.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS
VOTE FOR EACH OF THE FIVE NOMINEES NAMED ABOVE.

CORPORATE GOVERNANCE

Board of Directors and Committee Meetings

Our Board of Directors held five meetings during the fiscal year ended September 30, 2007. Each of our directors attended at least 75% of the meetings of the Board of Directors and the committees on which he or she served in the fiscal year ended September 30, 2007. Our directors are expected, absent exceptional circumstances, to attend all Board meetings and meetings of committees on which they serve, and are also expected to attend our Annual Meeting of Stockholders. All directors then in office attended the 2007 Annual Meeting of Stockholders.

Our Board of Directors has summarized its corporate governance practices in the Catapult Communications Corporation Corporate Governance Guidelines, a copy of which is available on our Investor Relations page at http://www.catapult.com. Our Board of Directors currently has three committees: an Audit Committee, a Compensation Committee and a Nominating Committee. Each committee has a written charter approved by the Board of Directors outlining the principal responsibilities of the committee. These charters are also available on the Investor Relations page of our website. All of our directors, other than our Chief Executive Officer, meet in executive sessions without management present on a regular basis.

Audit Committee

The purpose of our Audit Committee is to oversee our accounting and financial reporting processes and audits of our financial statements and to assist the Board of Directors in the oversight and monitoring of (i) the integrity of our financial statements, (ii) our accounting policies and procedures, (iii) our compliance with legal and regulatory requirements, (iv) our independent registered public accounting firm’s qualifications, independence and performance, (v) our disclosure controls and procedures, and (vi) our internal control over financial reporting. In addition, the Audit Committee’s responsibilities include reviewing and pre-approving any audit and non-audit services, reviewing, approving and monitoring our Code of Ethics for Principal Executive and Senior Financial Officers and establishing procedures for receiving, retaining and treating complaints regarding accounting, internal accounting controls or auditing matters. The report of the Audit Committee for the fiscal year ended September 30, 2007 is included in this proxy statement.

The Audit Committee of the Board of Directors consists of Directors Cross, Heinrichs, and Scandalios and held five meetings during the fiscal year ended September 30, 2007. Mr. Heinrichs serves as Chairman of the Audit Committee. None of the current Audit Committee members is an employee of Catapult Communications Corporation, and all of them are independent within the meaning of the rules of the Securities and Exchange Commission and the listing standards of The Nasdaq Stock Market (the “Nasdaq Rules”). The Board of Directors has designated Mr. Heinrichs as an “audit committee financial expert” within the meaning of the rules of the Securities and Exchange Commission and has determined that he has the accounting and related financial management expertise to satisfy the requirement that at least one member of the Audit Committee be financially sophisticated within the meaning of the Nasdaq Rules.

Compensation Committee

The purpose of our Compensation Committee is to discharge the Board’s responsibilities for approving and evaluating officer compensation plans, policies and programs, to review and make recommendations regarding compensation for our employees and directors, and to administer our equity compensation plans. The report of the Compensation Committee for the fiscal year ended September 30, 2007 is included in this proxy statement. The Compensation Committee of the Board of Directors consists of Directors Cross, Scandalios and Nancy Karp and held five meetings during the fiscal year ended September 30, 2007. Ms. Karp replaced a former director on the Compensation Committee on January 30, 2007. Mr. Scandalios serves as Chairman of the Compensation Committee. Each member of the Compensation Committee is independent within the meaning of the Nasdaq Rules.

Nominating Committee

The purpose of our Nominating Committee is to assist the Board of Directors in identifying prospective director nominees and recommending director nominees for election to the Board of Directors and for committees. The Nominating Committee currently consists of Directors Cross, Heinrichs and Nancy Karp and held one meeting during the fiscal year ended September 30, 2007. Mr. Cross is the Chairman of the Nominating Committee.

Mr. Heinrichs replaced a former director on the Nominating Committee on January 30, 2007. Each member of the Nominating Committee is independent within the meaning of the Nasdaq Rules.

Director Independence

In accordance with the Nasdaq listing standards, our Board of Directors undertook its annual review of the independence of the directors and considered whether any director had a material relationship with Catapult or its management that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, the Board affirmatively determined that the current board members, other than Dr. Karp, our Chief Executive Officer, are “independent directors” under the Nasdaq Rules. In addition, the Board of Directors determined that Charles Waggoner, who did not stand for re-election at the 2007 Annual Meeting of Stockholders in April 2007, was an “independent director”. Additionally, the members of our three standing committees are required to be, and the Board of Directors has determined that each member is, independent in accordance with the Nasdaq and SEC rules.

In making its independence determination, the Board of Directors considered various relationships. In assessing Mr. Heinrichs’s independence, the Board considered a commercial transaction in an amount less than $40,000 between the Company and another company of which Mr. Heinrichs is a director and a significant stockholder. The transaction was conducted on normal commercial terms, and Mr. Heinrichs played no role in the transaction. Similarly, the Board considered the fact that Mr. Massey’s law firm provides legal services to Catapult as described under the caption “Transactions with Related Persons”. The Board determined that these transactions and relationships did not violate the Nasdaq independence standards and were not material to the ability of these directors to exercise independent judgment in carrying out their duties and responsibilities as directors of Catapult and as members of committees of the Board.

Stockholder Communications with the Board of Directors

Stockholders may communicate with the Board of Directors by writing to us at Catapult Communications Corporation, Attention: Corporate Secretary, 160 South Whisman Road, Mountain View, CA 94041. Stockholders who would like their submission directed to a particular member of the Board of Directors may so specify and the communication will be forwarded as appropriate.

Policy for Director Recommendations and Nominations

The Nominating Committee considers candidates for Board membership suggested by Board members, management and our stockholders. It is the policy of the Nominating Committee to consider recommendations for candidates to the Board of Directors from any stockholder holding, as of the date the recommendation is submitted, not less than one percent (1%) of the then outstanding shares of our common stock continuously for at least twelve (12) months prior to such date. The Nominating Committee will consider a director candidate recommended by our stockholders in the same manner as a nominee recommended by a Board member, management or other sources. In addition, a stockholder may nominate a person directly for election to the Board of Directors at an Annual Meeting of Stockholders provided the stockholder meets the requirements set forth in our Bylaws.

Where the Nominating Committee has either identified a prospective nominee or determined that an additional or replacement director is required, the Nominating Committee may take such measures that it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the Nominating Committee, members of the Board of Directors or management. In its evaluation of director candidates, including the members of the Board of Directors eligible for re-election, the Nominating Committee considers a number of factors, including:

•	the current size and composition of the Board of Directors and the needs of the Board of Directors and the respective committees of the Board, and

•	such factors as judgment, independence, character and integrity, age, area of expertise, diversity of experience, length of service, and potential conflicts of interest.

The Nominating Committee has also specified the following minimum qualifications that it believes must be met by a nominee for a position on the Board:

•	the highest personal and professional ethics and integrity,

•	proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment,

•	skills that are complementary to those of the existing Board,

•	the ability to assist and support management and make significant contributions to our success, and

•	an understanding of the fiduciary responsibilities that are required of a member of the Board of Directors and the commitment of time and energy necessary to diligently carry out those responsibilities.

After completing its evaluation, the Nominating Committee makes a recommendation to the full Board of Directors as to the persons who should be nominated to the Board, and the Board of Directors determines the nominees after considering the recommendation and report of the Nominating Committee.

Universal Code of Ethics and Code of Ethics for Officers

Our Board of Directors has adopted a Code of Ethics that is applicable to all of our employees, officers and directors. Our Code of Ethics is intended to ensure that our employees act in accordance with the highest ethical standards. In addition, we have in place a Code of Ethics for Principal Executive and Senior Financial Officers, which applies to our Chief Executive Officer and our Chief Financial Officer, who also serves as our principal accounting officer. This code is intended to deter wrongdoing and promote ethical conduct among our executives and to ensure all of our public disclosure is full, fair and accurate. Both the Code of Ethics and the Code of Ethics for Principal Executive and Senior Financial Officers are available on the Investor Relations page of our website at http://www.catapult.com, and the Code of Ethics for Principal Executive and Senior Financial Officers has been filed as an exhibit to our Annual Report on Form 10-K, as amended, for the fiscal year ended September 30, 2003.

Director Compensation

We compensate our non-employee directors at a rate of $1,000 per board meeting ($500 for telephonic attendance) and $500 per committee meeting attended by the director, except that directors are not separately compensated for committee meetings held in conjunction with meetings of the board of directors. We also pay each non-employee director an annual fiscal year retainer of $10,000 for non-committee directors, $15,000 for directors who serve on the Audit or Compensation Committees, and $20,000 for the Chairman of the Audit Committee.

We grant our non-employee directors on an annual basis options to purchase 10,000 shares of our Common Stock under our 1998 Stock Plan. In fiscal year 2007, we granted these options to each non-employee director in April 2007 with exercise prices of $9.88 per share. We consider initial option grants for new directors joining the Board on a case-by-case basis.

Unless such options have become fully exercisable as a result of a dissolution, merger or asset sale, in the event of a Change of Control, as described below, the options granted to our non-employee directors become vested and exercisable in full. A Change of Control means (i) the acquisition of 50% or more of the total voting power represented by our then outstanding voting securities by a “person” (as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934), other than (A) a trustee or other fiduciary holding securities under one of our employee benefit plans acting in such capacity, (B) a corporation owned directly or indirectly by our stockholders in substantially the same proportions as their ownership of our stock or (C) Richard A. Karp or Nancy H. Karp; (ii) the consummation of the sale or disposition by us or all of substantially all of our assets; or (iii) the consummation of a merger or consolidation of Catapult with any other corporation, other than a merger or consolidation which would result in our voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by voting securities of Catapult or such surviving entity or its parent outstanding immediately after such merger or consolidation.

The following table sets forth information concerning compensation paid or accrued for services rendered to the Company in all capacities by the non-employee members of the Company’s Board of Directors for the fiscal year ended September 30, 2007:

Director Compensation Summary for Fiscal Year 2007

					Change in
					Pension
					Value and
					Nonqualified
	Fees Earned			Non-Equity	Deferred
	or Paid	Stock	Option	Incentive Plan	Compensation	All Other
	in Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)	($) (1)(2)	($)	($)	($)	($)

Peter S. Cross	20,500	—	95,662	—	—	—	116,162
R. Stephen Heinrichs	25,500	—	139,024	—	—	—	164,524
Nancy H. Karp	18,750	—	53,554	—	—	—	72,304
Henry P. Massey, Jr.	15,000	—	55,026	—	—	—	70,026
John M. Scandalios	20,500	—	55,253	—	—	—	75,753

(1)	The amounts shown do not reflect compensation actually received. Instead, the amounts shown are the compensation costs recognized by the Company for the fiscal year ended September 30, 2007 for stock option awards determined pursuant to Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (“SFAS 123(R)”) including amounts recognized with respect to options granted in fiscal year 2007 and previous fiscal years. The grant date fair values of the stock options granted to the non-employee directors in fiscal 2006, computed in accordance with SFAS 123(R), were as follows: Mr. Cross, $109,028; Mr. Heinrichs, $186,166; Ms. Karp, $31,718; Mr. Massey, $36,255; and Mr. Scandalios, $39,390. The fiscal year 2007 option grants consisted of 10,000 shares to each non-employee director. The assumptions used to calculate the value of option awards are set forth in Note 9 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for fiscal year 2007.

(2)	As of September 30, 2007, the non-employee directors held options to purchase the following shares of Common Stock, all of which were granted under the 1998 Stock Plan: Mr. Cross, 45,000; Mr. Heinrichs, 45,000; Ms. Karp, 40,000; Mr. Massey, 55,000; and Mr. Scandalios, 30,000.

PROPOSAL TWO

APPROVAL OF A 1,000,000 SHARE INCREASE IN SHARES
ISSUABLE UNDER THE 1998 STOCK PLAN

The Company is seeking stockholder approval for an amendment of the 1998 Stock Plan (the “Plan”) to increase the number of shares issuable under the Plan by 1,000,000 shares. The Plan was originally adopted by the Board of Directors and approved by the Company’s stockholders in 1998 and has been subsequently amended from time to time. As of November 30, 2007, 369,793 shares remained available under the Plan for future equity grants. Upon stockholder approval for the proposed increase of 1,000,000 shares, 1,369,793 shares would be available for future grants. The aggregate market value of the 2,874,761 shares of Common Stock subject to outstanding options on November 30, 2007 was $20,842,017, based on a closing price of $7.25 for the Company’s Common Stock on the Nasdaq National Market.

The Board of Directors believes that it is in the best interests of the Company and its stockholders for the Company to increase the shares available for grant under the Plan. The Board believes that equity awards assist in retaining, motivating and rewarding employees, executives and consultants by giving them an opportunity to obtain long-term equity participation in the Company. In addition, equity awards are an important contributor to aligning the incentives of the Company’s employees with the interests of the Company’s stockholders. The Board also believes equity awards are essential to attracting new employees. The Board of Directors believes that to remain competitive with other technology companies with regard to its long-term incentive plans, the Company must continue to provide employees with the opportunity to obtain equity in the Company and that an inability to offer equity incentives to new and current employees would put the Company at a competitive disadvantage with respect to attracting and retaining qualified personnel. If the stockholders approve the amendment to the Plan, it will amend the current version of the Plan. Otherwise, the current version of the Plan will remain in effect. Our named executive officers and directors have an interest in this proposal as they will receive awards under the Plan.

Vote Required and Recommendation

The affirmative vote of a majority of the votes cast will be required to approve the amendment to the 1998 Stock Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE 1998 STOCK PLAN TO INCREASE THE SHARES RESERVED THEREUNDER BY 1,000,000 SHARES.

Summary of the 1998 Stock Plan

The following paragraphs provide a summary of the principal features of the Plan and its operation. The following summary is qualified in its entirety by reference to Plan as set forth in Appendix A.

The Plan provides for the grant of the following types of incentive awards: (i) stock options; (ii) stock appreciation rights; (iii) restricted stock; (iv) restricted stock units; (v) performance units and performance shares and (vi) other stock awards as the 1998 Stock Plan administrator may determine, which are referred to individually as an “Award.” Those who are eligible for Awards under the plan include employees, directors and consultants who provide services to the Company and its parent and subsidiary companies.

As of November 30, 2007, approximately 218 employees, directors, and consultants were eligible to participate in the Plan.

Number of Shares of Common Stock Available Under the Plan.  If the stockholders approve this Proposal Two, a total of 4,800,000 shares of the Company’s Common Stock will be reserved for issuance under the Plan. As of November 30, 2007, 2,874,761 shares were subject to outstanding Awards granted under the Plan, and 369,793 shares remained available for any new Awards to be granted in the future, not including the 1,000,000 shares which are the subject of this proposal. Any shares subject to Awards of restricted stock, restricted stock units, performance shares or performance units granted with an exercise price less than the fair market value on the date of grant will be counted against the share reserve as two shares for every one share subject to such Award. However, to the extent that a share that was subject to an Award that counted as two shares against the Plan reserve pursuant to the preceding sentence is recycled back into the Plan, the Plan will be credited with two shares that will thereafter be available for issuance under the Plan.

If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to restricted stock, restricted stock units, performance shares or performance units is forfeited to or repurchased by the Company, the unpurchased shares (or for awards other than options and stock appreciation rights, the forfeited or repurchased shares) which were subject thereto will become available for future grant or sale under the Plan. Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if shares issued pursuant to Awards are repurchased by the Company or are forfeited to the Company, such shares will become available for future grant under the Plan as described above. With respect to stock appreciation rights, shares actually issued under the Award as well as the shares that represent payment of the exercise price will cease to be available for grant under the Plan. Shares used to pay the exercise price of an Award or used to satisfy tax withholding obligations will become available for future grant or sale under the Plan. To the extent an Award is paid out in cash rather than stock, such cash payment will not reduce the number of shares available for issuance under the Plan.

If we experience a stock split, reverse stock split, stock dividend, combination or reclassification of our shares, or any other change or increase or decrease in the number of issued shares effected without our receipt of consideration (except for certain conversions of convertible securities) appropriate adjustments will be made, subject to any required action by the Company’s stockholders, to the number of shares available for issuance under the Plan, the number of shares covered by each outstanding Award, the price per share covered by each outstanding Award, and the numerical per-person share limits for each type of Award, as appropriate to reflect the stock dividend or other change.

Administration of the Plan.  Other than as provided below, the Plan is administered by the Company’s Board or a committee of Directors appointed by the Board (the “Committee”) (collectively the “Administrator”). To make grants to certain of our officers and key employees, the members of the Committee must qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934, and as “outside directors” under Section 162(m) of the Internal Revenue Code (so that the Company can receive a federal tax deduction for certain compensation paid under the Plan). Subject to the terms of the Plan, the Administrator has the sole discretion to select the employees, consultants, and directors who will receive Awards, determine the terms and conditions of Awards, and interpret the provisions of the Plan and outstanding Awards. The Administrator may not modify or amend an Award to reduce the exercise price without approval of the Company’s stockholders.

Options.  The Administrator may grant nonqualified stock options and incentive stock options under the Plan. The Administrator determines the number of shares subject to each option, but no participant is able to be granted options covering more than 225,000 shares during any one of the Company’s fiscal years, except that a participant may be granted an option covering up to an additional 225,000 shares in connection with his or her initial service with the Company. The Administrator determines the exercise price of options granted under the Plan, provided the exercise price must at least be equal to the fair market value of the Company’s common stock on the date of grant. In addition, the exercise price of an incentive stock option granted to any participant who owns more than 10% of the total voting power of all classes of the Company’s outstanding stock must be at least 110% of the fair market value of the common stock on the grant date.

The term of an option may not exceed 10 years, except that with respect to any participant who owns 10% of the voting power of all classes of the Company’s outstanding capital stock, the term of an incentive stock option may not exceed five years.

After termination of service with the Company, a participant may exercise the vested portion of his or her option for the period of time stated in the Award agreement. If no such period of time is stated in a participant’s option agreement, a participant can generally exercise his or her option for (i) thirty days following his or her termination for reasons other than death or disability, and (ii) twelve months following his or her termination due to death or disability. In no event is an option able to be exercised later than the expiration of its term.

Stock Appreciation Rights.  The Administrator may grant stock appreciation rights either alone or in tandem with stock options. A stock appreciation right is the right to receive the appreciation in fair market value of common stock between the exercise date and the date of grant. The Company can pay the appreciation in either cash or shares of common stock. Stock appreciation rights become exercisable at the times and on the terms established by the Administrator, subject to the terms of the Plan. No participant may be granted stock appreciation rights covering more than 225,000 shares during any one fiscal year, except that a participant may be granted stock appreciation rights covering up to an additional 225,000 shares in connection with his or her initial service with the Company.

After termination of service with the Company, a participant may exercise the vested portion of his or her stock appreciation right for the period of time stated in the Award agreement. If no such period of time is stated in a participant’s Award agreement, a participant will generally be able to exercise his or her stock appreciation right for (i) thirty days following his or her termination for reasons other than death or disability, and (ii) twelve months following his or her termination due to death or disability. In no event will a stock appreciation right be exercised later than the expiration of its term.

Restricted Stock.  Awards of restricted stock are rights to acquire or purchase shares of Company common stock. Restricted stock vests in accordance with the terms and conditions established by the Administrator in its sole discretion. For example, the Administrator may set restrictions based on the achievement of specific performance goals. Awards of restricted stock may be issued either alone, in addition to, or in tandem with other Awards granted under the Plan and/or cash awards made outside of the Plan. The Award agreement generally grants the Company a right to repurchase or reacquire the shares upon the termination of the participant’s service with the Company for any reason (including death or disability). The Administrator determines the number of shares granted pursuant to an Award of restricted stock, but no participant may be granted a right to purchase or acquire more than 75,000 shares of restricted stock during any fiscal year, except that a participant may be granted up to an additional 75,000 shares of restricted stock in connection with his or her initial employment with the Company.

Restricted Stock Units.  The Administrator may grant Awards of restricted stock units. Restricted stock units are dollar value equivalent of shares that vest in accordance with the terms and conditions established by the Administrator in its sole discretion. For example, the Administrator may set restrictions based on the achievement of specific performance goals. Upon satisfying the applicable vesting criteria, a participant is entitled to the payout specified in the Award agreement, although the Administrator may, at any time after the grant, reduce or waive any vesting criteria that must be met to receive a payout of restricted stock units. The Administrator, in its sole discretion, may pay earned restricted stock units in cash, shares or a combination of both. If all restricted stock units have not vested by the date set forth in the Award agreement, the unearned restricted stock units are forfeited to the Company. The Administrator determines the number of units granted pursuant to an Award of restricted stock units, but no participant may be granted more than 75,000 units during any fiscal year, except that a participant may be granted up to an additional 75,000 units in connection with his or her initial employment with the Company.

Performance Units and Performance Shares.  The Administrator may grant performance units and performance shares, which are Awards that result in a payment to a participant only if the performance goals or other vesting criteria the Administrator establishes are achieved or the Awards otherwise vest. The Administrator establishes organizational, individual performance goals, or other vesting criteria in its discretion, which, depending on the extent to which they are met, determines the number and/or the value of performance units and performance shares to be paid out to participants. No participant may receive more than 75,000 performance units or performance shares during any fiscal year, except that a participant may be granted performance units or performance shares covering up to an additional 75,000 shares in connection with his or her initial service with the Company. Performance units have an initial dollar value established by the Committee prior to the grant date. Performance shares have an initial value equal to the fair market value of a share of the Company’s common stock on the grant date.

Performance Goals.  As determined by the Administrator, the performance goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (i) cash position, (ii) earnings per share, (iii) net income, (iv) operating cash flow, (v) operating income, (vi) return on assets, (vii) return on equity, (viii) return on sales, (ix) revenue, and (x) total stockholder return. The performance goals may differ from participant to participant and from Award to Award. Prior to the latest possible date that will not jeopardize the qualification of an Award as “performance-based” for purposes of Section 162(m) of the Code, the Administrator will determine whether any significant elements will be included or excluded from the calculation of any performance goal with respect to any participant.

Transferability of Awards.  The Plan generally does not allow for the transfer of Awards, although the Administrator has the discretion to provide for transferability of an Award, and all rights with respect to an Award granted to a participant generally are available during a participant’s lifetime only to the participant.

Merger or Sale of Assets.  In the event of our merger with or into another corporation, or the sale of all or substantially all of our assets, each outstanding Award will be assumed or substituted for by the successor corporation (or a parent or subsidiary or such successor corporation). If there is no assumption or substitution of outstanding Awards, the Administrator will provide notice to the recipient that he or she has the right to exercise the option and stock appreciation right as to all of the shares subject to the Award, all restrictions on restricted stock will lapse, and all performance goals or other vesting requirements for performance shares and performance units will be deemed achieved, and all other terms and conditions met. In such event, the Administrator shall notify the participant that the Award is fully exercisable for a period of time as the Administrator may determine from the date of such notice and that the Award will terminate upon expiration of such period. In addition, all Awards granted to non-employee directors will fully vest upon the occurrence of a change in control of the Company.

Amendment and Termination of the Plan.  The Administrator has the authority to amend, alter, suspend, or terminate the Plan, except that stockholder approval will be required for any amendment to the plan to the extent required by any applicable law, regulation, or stock exchange rule. Any amendment, alteration, suspension, or termination will not, without the consent of the participant, materially adversely affect any rights or obligations under any Award previously granted. The Plan has a term of ten (10) years beginning November 1, 2005, unless terminated earlier by the Administrator.

Recent Award Grants to Employees, Consultants, and Directors

The number of awards that an employee, director, or consultant may receive under the Plan is in the discretion of the Administrator and therefore cannot be determined in advance, although the Board of Directors’s current policy is to grant directors an annual award of 10,000 shares per year. To date, only stock options have been granted under the Plan. The following table sets forth (a) the aggregate number of shares subject to options granted under the Plan during the fiscal year ended September 30, 2007 and (b) the average per share exercise price of such options.

	Number of Options	Average per Share
Name of Individual or Group	Granted	Exercise Price

Richard A. Karp	60,000	$9.88
Chief Executive Officer and Chairman of the Board of Directors
David Mayfield	60,000	$9.88
President and Chief Operating Officer
Sean Kelly	40,000	$9.88
Vice President of Sales
Christopher Stephenson	40,000	$9.88
Vice President, Chief Financial Officer and Secretary
Guy Simpson	40,000	$9.88
Vice President, Application Engineering
All executive officers, as a group	510,000	$9.80
All directors who are not executive officers, as a group	50,000	$9.88
All employees who are not executive officers, as a group	170,611	$9.17

Additionally, please see our “Compensation Tables” below for more information about option grants.

Federal Tax Aspects

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and to the Company of Awards granted under the Plan. Tax consequences for any particular individual may be different. The following assumes stock options have been granted at an exercise price per share at least equal to 100% of the fair market value of our common stock on the date of grant.

Nonqualified Stock Options.  No taxable income is reportable when a nonqualified stock option with an exercise price equal to the fair market value of the Company’s stock is granted to a participant. Upon exercise, the participant recognizes ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any additional gain or loss recognized upon any later disposition of the shares is capital gain or loss.

Incentive Stock Options.  No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case the tax treatment is similar as the treatment applicable to nonqualified stock options). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

Stock Appreciation Rights.  No taxable income is reportable when a stock appreciation right with an exercise price equal to the fair market value on the date of grant is granted to a participant. Upon exercise, the participant recognizes ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares is capital gain or loss.

Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares.  A participant generally does not have taxable income at the time an Award of restricted stock, restricted stock units, performance shares or performance units are granted. Instead, he or she recognizes ordinary income in the first taxable year in which his or her interest in the shares underlying the Award becomes either (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture. However, the recipient of a restricted stock Award may elect to recognize income at the time he or she receives the Award in an amount equal to the fair market value of the shares underlying the Award (less any cash paid for the shares) on the date the Award is granted.

Tax Effect for the Company.  The Company generally is entitled to a tax deduction in connection with an Award under the Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). Special rules limit the deductibility of compensation paid to the Company’s Chief Executive Officer and to each of its four most highly compensated executive officers. Under Section 162(m) of the Internal Revenue Code, the annual compensation paid to any of these specified executives is deductible only to the extent that it does not exceed $1,000,000. However, the Company can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include stockholder approval of the Plan, setting limits on the number of Awards that any individual may receive and for Awards other than certain stock options, establishing performance criteria that must be met before the Award actually will vest or be paid. The Plan has been designed to permit the Administrator to grant Awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting the Company to continue to receive a federal income tax deduction in connection with such Awards.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A SERVICE PROVIDER’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE SERVICE PROVIDER MAY RESIDE.

PROPOSAL THREE

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected Stonefield Josephson, Inc. as the independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending September 30, 2008 and recommends that stockholders vote for ratification of such appointment. Although stockholder approval of the selection by the Audit Committee of the independent registered public accounting firm is not required by law, the Audit Committee has determined that it is desirable to request approval of this selection by the stockholders. Notwithstanding the selection by the Audit Committee of Stonefield Josephson, Inc., the Audit Committee may direct the appointment of a new independent registered public accounting firm at any time during the year if the Board of Directors determines that such a change would be in our best interest and in that of our stockholders. In the event of a negative vote on ratification, the Audit Committee will reconsider its selection.

Engagement of Stonefield Josephson, Inc.

On January 3, 2008, the Audit Committee engaged Stonefield Josephson, Inc. as its independent registered public accounting firm to audit the Company’s consolidated financial statements for fiscal year 2008. The reason for the change was to attempt to reduce the expenses that we, as a relatively small public company, have been incurring in connection with the annual audits of our financial statements and the related accounting and internal control work. For fiscal year 2007 these fees totaled approximately $1,076,000, and we estimate that they would approximate $985,000 for the current fiscal year without a change in accounting firms. We and our Audit Committee believe that by engaging Stonefield Josephson as our independent registered public accounting firm for the current fiscal year we will realize significant savings on these expenses without negatively affecting the quality of the audit and related services. Based on estimates we have received from the two firms, we currently believe that the potential savings for fiscal 2008 from the change in firms will be in the range of 43% to 49%. We caution that this is an estimate only and is based on our current understanding of the information we have received from the two firms and the scope of the work that will be required.

Before selecting Stonefield Josephson, Inc., the Audit Committee carefully considered that firm’s qualifications to serve as the Company’s independent registered public accounting firm. This included a review of the qualifications of the engagement team, the quality control procedures the firm has established, any issues raised by the most recent quality control review of the firm, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee’s review also included matters required to be considered under the Securities and Exchange Commission’s rules on auditor independence, including the nature and extent of non-audit services, to ensure that the auditors’ independence will not be impaired.

The Company did not, nor did anyone on its behalf, consult Stonefield Josephson, Inc. during the Company’s two most recent fiscal years prior to the Company’s engagement of Stonefield Josephson, Inc. regarding the application of accounting principles to a specified transaction (completed or proposed), the type of audit opinion that might be rendered on the Company’s financial statements, any matter being the subject of disagreement or “reportable event” or any other matter as defined in Regulation S-K, Item 304 (a)(2). A representative of Stonefield Josephson, Inc. will be present at the Annual Meeting of Stockholders, will have an opportunity to make a statement if he or she desires to do so and will be available to answer any appropriate questions.

Dismissal of Deloitte & Touche LLP

On December 28, 2007, the Audit Committee of the Board of Directors of the Company dismissed Deloitte & Touche LLP as the Company’s independent registered public accountants. Deloitte & Touche LLP audited our financial statements for the fiscal years ended September 30, 2007 and 2006.

During the Company’s two most recent fiscal years ended September 30, 2007 and 2006 and from October 1, 2007 through December 27, 2007, there were (1) no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedures, which disagreements, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused it to make reference to the subject matter of such disagreements in connection with its reports on the financial statements for such periods and (2) no reportable events as described in Item 304(a)(1)(v) of Regulation S-K except that, as disclosed in Item 9A of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2006 and in Item 4 of the Company’s Quarterly Reports on Form 10-Q for the quarters ended December 31, 2006, March 31, 2007 and June 30, 2007, management concluded that a material weakness in internal control over the preparation, review, presentation and disclosure of the Company’s consolidated financial statements existed because the Company did not correctly classify as short-term investments certain variable rate demand notes at September 30, 2006 and had not subsequently completed the remediation of this material weakness. During the quarter ended September 30, 2007, management completed the remediation of the material weakness.

The Company provided Deloitte & Touche LLP with a copy of the above disclosures in the Company’s Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (the “SEC”) on January 4, 2008. The Company requested Deloitte & Touche LLP to furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements therein. A copy of that firm’s letter, dated January 3, 2008, is attached as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed on January 4, 2008.

Representatives of Deloitte & Touche LLP are not expected to be present at the Annual Meeting.

Audit and Related Fees

The following table is a summary of the fees billed to us by Deloitte & Touche LLP for professional services for the fiscal years ended September 30, 2007 and September 30, 2006:

	Fiscal	Fiscal
Fee Category	2007 Fees	2006 Fees

Audit Fees	$1,050,504	$1,124,950
Audit-Related Fees	$25,500	—
Tax Fees	—	—
All Other Fees	$3,000	1,500

Total Fees	$1,079,004	$1,126,450

Audit Fees.  Consists of fees billed for professional services rendered for the audit of our consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by our independent registered public accounting firms in connection with statutory and regulatory filings or engagements. Audit fees also included the audit of management’s report on the effectiveness of Catapult’s internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

Audit-Related Fees.  Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include employee benefit plan audits, accounting consultations in connection with acquisitions, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

Tax Fees.  Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, tax audit defense, customs and duties, mergers and acquisitions, and international tax planning.

All Other Fees.  Consists of fees for products and services other than the services reported above. In fiscal 2007 and 2006, these services included administrative services.

The Audit Committee’s practice is to consider and approve in advance all proposed audit and non-audit services to be provided by our independent registered public accounting firm.

Dismissal of PricewaterhouseCoopers LLP

On December 28, 2005, the Audit Committee dismissed PricewaterhouseCoopers LLP (“PwC”) as its independent registered public accounting firm. PwC had audited our financial statements since 1997.

The audit reports of PwC on the consolidated financial statements of the Company and its subsidiaries for the years ended September 30, 2005 and 2004, did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During our fiscal years ended September 30, 2005 and 2004, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to PwC’s satisfaction would have caused it to make reference to the subject matter of such disagreements in connection with its reports on the financial statements for such periods.

During our fiscal years ended September 30, 2005 and 2004, there were no reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).

We provided PwC with a copy of the Form 8-K initially reporting the change in our independent registered public accounting firm prior to such Form 8-K’s filing with the SEC on January 4, 2006. We requested PwC to furnish us with a letter addressed to the SEC stating whether it agreed with the above statements. A copy of PwC’s letter, dated January 3, 2006, was attached as Exhibit 16.1 to the Form 8-K filed with the SEC on January 4, 2006.

Vote Required

If a quorum is present, the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting will be required to ratify the appointment of Stonefield Josephson, Inc. as our independent registered public accounting firm. Abstentions will have the effect of a vote against this proposal, and broker non-votes will have no effect on the outcome of the vote with respect to this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF STONEFIELD JOSEPHSON, INC. AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF CATAPULT COMMUNICATIONS CORPORATION FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2008.

REPORT OF THE AUDIT COMMITTEE

Notwithstanding any statement to the contrary in any of our previous or future filings with the Securities and Exchange Commission, the following report of the Audit Committee of the Board of Directors shall not be deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission, nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended.

Below is the report of the Audit Committee with respect to our audited consolidated financial statements for the fiscal year ended September 30, 2007, which include our consolidated balance sheets as of September 30, 2007 and 2006, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the fiscal years ended September 30, 2007, September 30, 2006 and September 30, 2005 and the notes thereto.

In accordance with the written charter adopted by the Board of Directors, the Audit Committee of the Board of Directors has the primary responsibility for overseeing our financial reporting, accounting principles and system of internal accounting controls, and reporting its observations and activities to the Board of Directors. It also approves the appointment of our independent registered public accounting firm and approves in advance the services performed by such firm.

Review and Discussion with Management

The Audit Committee has reviewed and discussed with management our audited consolidated financial statements for the fiscal year ended September 30, 2007, the process designed to achieve compliance with Section 404 of the Sarbanes-Oxley Act of 2002, our assessment of internal control over financial reporting and the report by our independent registered public accounting firm thereon.

Review and Discussions with Independent Registered Public Accounting Firm

The Audit Committee has discussed with Deloitte & Touche LLP, our independent registered public accounting firm for fiscal year 2007, the matters the Audit Committee is required to discuss pursuant to Statement on Auditing Standards No. 61 (Communications with Audit Committees), which includes, among other items, matters related to the conduct of the audit of our consolidated financial statements.

The Audit Committee also has received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Deloitte & Touche LLP any relationships that may impact its independence, and satisfied itself as to the independent registered public accounting firm’s independence.

Conclusion

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that our audited consolidated financial statements for the fiscal year ended September 30, 2007 be included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2007 for filing with the Securities and Exchange Commission.

Respectfully submitted by:

THE AUDIT COMMITTEE OF THE BOARD OF
DIRECTORS

R. Stephen Heinrichs, Chairman
Peter S. Cross
John M. Scandalios

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Overview

The objective of our executive compensation program is to tie compensation to the achievement of our performance objectives and to reward executive performance that results in enhanced corporate and stockholder values.

We attempt to structure our executive compensation program to attract, motivate and retain highly qualified executive officers by paying them competitively, consistent with Catapult’s success and their contribution to that success. We do not have a set policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation. The appropriate levels and mix of compensation are reviewed and approved on an annual basis by the Compensation Committee of our Board of Directors.

Our executive compensation program consists of three principal elements: executive base pay, cash bonuses that may be earned under our Executive Variable Compensation Plan and stock options granted under our 1998 Stock Plan.

Compensation Process

The Compensation Committee oversees our executive compensation program. The Compensation Committee currently consists of independent directors John Scandalios, Chairman, Peter Cross and Nancy Karp. The Compensation Committee is responsible for reviewing and approving our executive compensation program, including salaries, incentive compensation and equity grants.

Our Chairman and Chief Executive Officer, Richard Karp, and our President and Chief Operating Officer, David Mayfield, develop executive compensation recommendations for review by the Compensation Committee. To assist these officers and the Compensation Committee, the Vice President of Human Resources and finance department summarize compensation data for base salaries, incentive compensation, and equity awards gathered from annual reports and proxy statements published by a selection of peer group companies. The selection of these companies is based on a number of factors including revenue, earnings, market capitalization and scope of operations. For fiscal 2007, the group consisted of approximately 26 companies, primarily in the software and communications sectors, with average annual revenues for the most recently available period at the beginning of fiscal 2007 of approximately $80 million. Additionally, Dr. Karp, Mr. Mayfield and the Compensation Committee consider market data collected and published by Radford, a provider of compensation data and consulting services to the technology and life sciences industries. We do not retain an outside compensation consultant.

The comparative data that is developed for the executive compensation process is used as a general guide in setting the compensation of the various executives, but we do not attempt to set compensation for our executives at a specified percentile within the comparative data. Rather, we attempt to arrive at compensation levels that we believe will be competitive, that take into account our performance and that will serve to attract, motivate and retain our executives.

The recommendations that are developed by Dr. Karp and Mr. Mayfield are then considered by the Compensation Committee, which may adopt or modify them. The final determination of compensation for these two officers is conducted by the Compensation Committee without the participation of these officers.

Compensation Analysis

Base Salaries

We establish base salaries for executive officers after considering a number of factors, including our results of operations, each executive’s individual performance and measurable contribution to the our success, and pay levels of similar positions with comparable companies in the industry and by revenue. The Compensation Committee supports Catapult’s compensation philosophy of moderation for elements such as base salary and benefits. We review base salaries at the beginning of each fiscal year as part of our formal annual review process, and any adjustments to these salaries take effect at the beginning of November.

In light of the difficult conditions prevailing in our industry at the beginning of fiscal 2007, we made very few adjustments to the base salaries of our executive officers, including the “Named Executive Officers” listed in the compensation tables following this discussion. The base salaries of Dr. Karp, Mr. Mayfield, and Mr. Simpson, Vice President, Applications Engineering, remained unchanged for fiscal 2007. We raised the base salary of Christopher Stephenson, our Chief Financial Officer, by approximately 10%, primarily due to his significantly increased responsibilities for compliance with the internal financial control and other requirements of the Sarbanes Oxley Act of 2002. We also raised the base salary of Sean Kelly, Vice President, Sales, by 5% to achieve a level we believed would be more competitive.

Variable Compensation

Our Chief Executive Officer and our Compensation Committee believe that a significant portion of our executives’ potential compensation should be tied directly to performance goals. Accordingly, at the beginning of each fiscal year the Compensation Committee adopts an Executive Variable Compensation Plan for the fiscal year under which executives have the potential to earn significant incentive compensation for commensurate performance.

The Compensation Committee establishes target bonus levels for the fiscal year for each executive officer after reviewing the comparative data and the recommendations developed by Dr. Karp and Mr. Mayfield. For fiscal 2007 the target bonuses for our Named Executive Officers were maintained at the fiscal 2006 levels, except that Mr. Simpson’s target bonus was raised by approximately 11%. Target bonuses for fiscal 2007 for these individuals ranged from 50% of base salary to approximately 76% of base salary, and are set forth in the table captioned “Grants of Plan-Based Awards” below. The highest target bonus percentage was assigned to Mr. Kelly, our Vice President of Sales, due to his strong influence on the achievement of the Company’s revenue objectives.

The Compensation Committee also approves the performance goal or goals that will be used for each quarter. For the first two quarters of fiscal 2007, the Compensation Committee determined to base executive variable compensation exclusively on attainment by the Company of consolidated revenue goals: $10.7 million for the first fiscal quarter and $11.7 million for the second fiscal quarter. Under the fiscal 2007 Plan, no bonus could be earned unless at least 75% of the quarterly performance goal was achieved. Bonuses then scaled up on a linear basis to 100% of the assigned target bonus upon achievement of 100% of each performance goal. If the performance goals were exceeded, higher bonuses would be earned. These would be calculated on the same linear basis so that if, for example, 125% of a performance goal was achieved, the bonuses would be double the target levels. There is no upper limit to potential bonuses. For the first two quarters of fiscal 2007, the Company achieved 99% and 82% of the revenue targets, respectively, and, accordingly, 95% and 28% of each quarter’s respective target bonus amounts were paid out.

When it adopted the Plan for fiscal 2007, the Compensation Committee, departing from the existing practice of using solely revenue goals, and, with a view to stimulating more directly the accomplishment of particular objectives, directed that for the third and fourth quarters of fiscal 2007 the payouts under the Plan would be based 50% on achievement of individual performance goals to be assigned to each executive and 50% on the achievement of revenue goals. In the case of Mr. Kelly, 60% was based on individual goals and 40% was based on the revenue goals. Dr. Karp and Mr. Mayfield were requested to develop the individual performance goals for review by the Compensation Committee. In April 2007 the Compensation Committee reviewed and approved individual executive goals that had been developed by management for the third fiscal quarter and also adopted a revenue target of $10.6 million for the quarter. The process was repeated in July 2007 for the fourth fiscal quarter, with a revenue target of $10.5 million. For the third and fourth quarters of fiscal 2007, the Company achieved approximately 80% and 102% of the revenue targets and, accordingly, approximately 20% and 108%, respectively, of each quarter’s target bonus amounts related to revenue were paid out. For the same quarters, the Named Executive Officers were determined to have achieved 99% to 101% of the assigned goals depending on the particular individual, and, accordingly, amounts at or close to the target bonus amounts related to those goals were paid. The aggregate bonuses paid to the Named Executive Officers under the Executive Variable Compensation Plan for fiscal 2007 were approximately 72% of their target bonus amounts.

Long-term Equity Incentives

Our Board of Directors and Compensation Committee believe that long-term, equity-based compensation programs align the interests of management, employees and our stockholders to create the potential for long-term stockholder value and assist us in attracting, retaining and motivating our employees. Under our 1998 Stock Plan we may grant options to purchase our Common Stock as well as full value awards, such as restricted stock, restricted stock units, performance shares and performance units. To date, we have utilized stock options exclusively.

Our Compensation Committee typically approves grants of stock options to our executive officers on an annual basis early in the third quarter of each fiscal year. In determining the levels of these grants, the Compensation Committee takes into consideration: (i) grants made to individuals in similar positions in comparable high technology companies, (ii) participants’ contributions to our performance, both short- and long-term, (iii) prior stock option grants, especially as they relate to the number of options vested and unvested, and (iv) the impact that total option grants made to all participants have on dilution of current stockholder ownership and our earnings. In recent years, as executives’ base salaries have generally remained flat and our stock price has gradually declined, we have increased the size of the annual grants in an effort to keep our executives strongly motivated to improve the Company’s performance. In fiscal 2007, we granted options to purchase 60,000 shares to Dr. Karp and Mr. Mayfield in recognition of their greater levels of responsibility and options to purchase 40,000 shares to our other Named Executive Officers.

The exercise price of options granted under our 1998 Stock Plan is 100% of the fair market value of the underlying stock on the date of grant. Stock options granted under our 1998 Stock Plan have 10-year terms and generally become vested over a four-year period, with 12.5% of the shares vesting after six months and the remainder vesting in equal monthly installments over the next three and one-half years. We believe this provides a reasonable time frame in which to align the executive officer’s performance with the price appreciation of Catapult’s shares and is consistent with prevailing practices for comparable companies. In the event that the Company is acquired through a merger or sale of assets, the 1998 Stock Plan provides that if the outstanding stock options are not assumed by the successor company they will become exercisable in full without regard to any remaining vesting.

In most cases, our Compensation Committee meets to consider option grants and other compensation matters shortly before the release of our quarterly results of operations. In such cases, although option grants may be approved at the meeting, they are granted and the exercise price is determined on the second trading day after the release of the results.

Company-Wide Profit-Sharing Plan

We have established a Company-wide annual bonus plan that is approved every two years by our Board of Directors. Under this plan, bonuses are determined on a quarterly basis when the Company meets specified quarterly sales and profit goals, but payments under the plan, if any, are only made after the end of the fiscal year when the final determination is made. All employees, including executive officers, participate in this plan. The maximum payment per employee is $7,200, subject to applicable withholdings. Because the Company failed to meet most of the goals under this plan, payments under this plan for fiscal 2007 amounted to $352 for each executive.

Perquisites and Benefits

Our executives receive the same benefits that we provide other employees. These include traditional benefits such as health, dental, vision, life and disability insurance.

We also provide a 401(k) plan with matching contributions from Catapult. The maximum Company contribution is $2,000 per year. All of our executives and eligible employees may participate in the plan.

Employment Agreements and Change-in-Control Arrangements

We do not have any employment or severance agreements with our executive officers. As described above, stock options held by employees may become fully exercisable under certain circumstances in the event of an acquisition of Catapult.

REPORT OF THE COMPENSATION COMMITTEE

Notwithstanding any statement to the contrary in any of our previous or future filings with the Securities and Exchange Commission, the following report of the Compensation Committee of the Board of Directors on executive compensation shall not be deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission, nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis for the fiscal year ended September 30, 2007 with management. In reliance on the reviews and discussions referred to above, the Compensation Committee recommended to the Board of Directors and the Board of Directors has approved, that the Compensation Discussion and Analysis be included in the proxy statement for the fiscal year ended September 30, 2007 for filing with the SEC.

Respectfully submitted by:

THE COMPENSATION COMMITTEE OF THE
BOARD OF DIRECTORS

John M. Scandalios, Chairman
Peter S. Cross
Nancy H. Karp

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee consists of Peter S. Cross, John M. Scandalios, and Nancy H. Karp. Nancy H. Karp replaced Charles Waggoner, a former director, on the Compensation Committee on January 30, 2007. None of these individuals is an officer or employee or former officer or employee of the Company, except that Ms. Karp served as Treasurer from the inception of the Company until September 1997 and as Secretary from the inception of the Company until October 2002. None of the members of the Compensation Committee has an interlocking relationship as defined by the Securities and Exchange Commission nor any other relationship requiring disclosure.

COMPENSATION TABLES

The following table presents information concerning the total compensation of the Company’s Chief Executive Officer, Chief Financial Officer and the three other most highly compensated officers during the last fiscal year (the “Named Executive Officers”) for services rendered to the Company in all capacities for the fiscal year ended September 30, 2007:

Summary Compensation Table

							Change in
							Pension
							Value and
			Discretionary			Non-Equity	Nonqualified
			Non-Plan			Incentive	Deferred
			Based	Stock	Option	Plan	Compensation	All Other
Name and		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Principal Position	Year	($)	($)	($)	($)(1)	($)(2)	($)	($)(3)	($)

Richard A. Karp	2007	320,004	—	—	246,846	129,285	—	20,215	716,350
Chief Executive Officer and Chairman of the Board of Directors
David Mayfield	2007	290,000	—	—	276,750	114,958	—	14,284	695,992
President and Chief Operating Officer
Christopher Stephenson	2007	229,255	—	—	217,163	86,390	—	12,077	544,885
Vice President, Chief Financial Officer and Secretary
Sean Kelly	2007	209,167	—	—	201,184	118,189	—	18,515	547,055
Vice President, Sales
Guy Simpson,	2007	200,000	—	—	217,163	72,050	—	8,101	497,314
Vice President, Applications Engineering

(1)	The amounts shown do not reflect compensation actually received. Instead, the amounts shown are the compensation costs recognized by the Company in fiscal 2007 for stock option awards granted during and prior to fiscal 2007 as determined pursuant to FAS 123(R). The assumptions used to calculate the value of option awards are set forth in Note 9 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for fiscal 2007.

(2)	Includes payments under both the Fiscal 2007 Executive Officer Variable Compensation Plan and a small payment ($352 per officer) under the Company-Wide Profit-Sharing Plan.

(3)	Includes (a) health insurance premiums of approximately $17,196 for Dr. Karp, $11,362 for Mr. Mayfield, $11,362 for Mr. Stephenson, $15,856 for Mr. Kelly and $5,465 for Mr. Simpson: (b) employer matching contributions to each officer’s 401(k) plan in fiscal 2007 of $2,000 for each of Dr. Karp, Mr. Mayfield, Mr. Kelly and Mr. Simpson; and (c) life insurance premiums.

The following table presents information concerning grants of plan-based awards to each of our Named Executive Officers during the fiscal year ended September 30, 2007.

Grants of Plan-Based Awards
For Fiscal Year Ended September 30, 2007

						All Other
						Option Awards:
						Number of
						Securities	Exercise or	Grant Date
			Estimated Possible Payouts Under			Underlying	Base Price of	Fair Value
	Grant	Approval	Non-Equity Incentive Plan Awards(2)			Options	Option Awards	of Stock and
Name	Date(1)	Date(1)	Threshold ($)	Target($)	Maximum ($)	(#)(3)	($/Sh)	Option Awards(4)

Richard A. Karp	4/30/2007	4/24/2007	0	180,000	—	60,000	9.88	355,395
David Mayfield	4/30/2007	4/24/2007	0	160,000	—	60,000	9.88	355,395
Christopher Stephenson	4/30/2007	4/24/2007	0	120,000	—	40,000	9.88	236,931
Sean Kelly	4/30/2007	4/24/2007	0	160,000	—	40,000	9.88	236,931
Guy Simpson	4/30/2007	4/24/2007	0	100,000	—	40,000	9.88	236,931

(1)	The grant date for stock options differs from the approval date because the meeting at which the grants were approved occurred shortly before the release of quarterly results of operations by the Company. Accordingly, when the options were approved, the Compensation Committee determined that the options would be granted on the second full day of trading following the release of the quarterly results and that the exercise price for the options would be the closing price of the Company’s Common Stock on the date of grant.

(2)	Under the Company’s Fiscal 2007 Executive Officer Variable Compensation Plan, the Compensation Committee assigns a target bonus to each executive officer (shown in the table) that will be paid if the performance target or targets approved by the Compensation Committee are met. There is no maximum bonus under the Plan. The Company also maintains a Company-Wide Profit-Sharing Plan under which all employees may receive bonuses based on a percentage of their base salaries if pre-established revenue and earnings targets are achieved. These bonuses may not exceed $7,200 per participant. Further discussion of these plans is included in our Compensation Discussion and Analysis above.

(3)	These options were granted under the Company’s 1998 Stock Plan and have terms of 10 years, subject to earlier termination in certain events related to termination of employment. These options vest as to 1/8th of the underlying shares six months after the date of grant, and as to 1/48th of the shares each month thereafter. The exercise price of the options is equal to the fair market value of the Company’s Common Stock as measured by the closing sales price of the Company’s Common Stock on the Nasdaq National Market on the date of grant. The exercise price may be paid by cash or check, or by surrender of shares of the Company’s Common Stock owned by the optionee for more than six months. Alternatively, optionees may exercise their shares under a cashless exercise program. Under this program, the optionee may provide irrevocable instructions to sell the shares acquired on exercise and to remit to the Company a cash amount equal to the exercise price and all applicable withholding taxes. A more complete description of our 1998 Stock Plan is included under Proposal Two above.

(4)	Grant date fair value of awards is calculated based on the Black-Scholes option-pricing model using the four valuation assumptions: dividend yield, expected life of option, risk free interest rate and expected volatility. The assumptions used in these calculations are set forth in Note 9 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for fiscal year 2007.

The following table presents certain information concerning equity awards held by the Named Executive Officers at the end of the fiscal year ended September 30, 2007:

Outstanding Equity Awards at Fiscal 2007 Year-End

	Option Awards(1)						Stock Awards
										Equity
									Equity	Incentive Plan
				Equity					Incentive	Awards:
				Incentive					Plan Awards:	Market or
	Number of	Number of		Plan Awards:					Number of	Payout Value
	Securities	Securities		Number of				Market Value	Unearned	of Unearned
	Underlying	Underlying		Securities			Number of	of Shares	Shares,	Shares, Units
	Unexercised	Unexercised		Underlying			Shares or	or Units	Units or	or Other
	Options	Options		Unexercised	Option	Option	Units of Stock	of Stock	Other Rights	Rights that
	(#)	(#)		Unearned	Exercise	Expiration	that have	that have	that have	have not
Name	Exercisable	Unexercisable		Options (#)	Price ($)	Date	not Vested (#)	not Vested ($)	not Vested (#)	Vested ($)

Richard A. Karp	22,856	—		—	17.50	6/30/2009	—	—	—	—
	17,144	—		—	17.50	6/30/2009	—	—	—	—
	6,400	—		—	15.63	11/1/2010	—	—	—	—
	33,600	—		—	15.63	11/1/2010	—	—	—	—
	40,000	—		—	20.22	10/29/2011	—	—	—	—
	20,000	—		—	5.80	4/14/2013	—	—	—	—
	10,000	—		—	19.20	4/18/2014	—	—	—	—
	12,083	7,917	(2)	—	14.34	4/25/2015	—	—	—	—
	10,000	20,000	(3)	—	12.55	4/30/2016	—	—	—	—
	—	60,000	(4)	—	9.88	4/29/2017	—	—	—	—
David Mayfield	32,221	—		—	9.91	4/6/2010	—	—	—	—
	1,279	—		—	9.91	4/6/2010	—	—	—	—
	16,891	—		—	15.63	11/1/2010	—	—	—	—
	1,109	—		—	15.63	11/1/2010	—	—	—	—
	30,000	—		—	19.21	10/29/2011	—	—	—	—
	20,000	—		—	5.80	4/14/2013	—	—	—	—
	10,000	—		—	19.20	4/18/2014	—	—	—	—
	12,083	7,917	(2)	—	14.34	4/25/2015	—	—	—	—
	13,333	26,667	(3)	—	12.55	4/30/2016	—	—	—	—
	—	60,000	(4)	—	9.88	4/29/2017	—	—	—	—
Christopher Stephenson	8,000	—		—	11.38	7/20/2010	—	—	—	—
	16,250	—		—	5.80	4/14/2013	—	—	—	—
	10,000	—		—	19.20	4/18/2014	—	—	—	—
	6,041	3,959	(2)	—	14.34	4/25/2015	—	—	—	—
	13,333	26,667	(3)	—	12.55	4/30/2016	—	—	—	—
	—	40,000	(4)	—	9.88	4/29/2017	—	—	—	—
Sean Kelly	35,504	—		—	12.70	7/21/2013	—	—	—	—
	31,496	—		—	12.70	7/21/2013	—	—	—	—
	10,000	—		—	19.20	4/18/2014	—	—	—	—
	10,000	—		—	24.71	10/31/2014	—	—	—	—
	6,041	3,959	(2)	—	14.34	4/25/2015	—	—	—	—
	10,000	20,000	(3)	—	12.55	4/30/2016	—	—	—	—
	—	40,000	(4)	—	9.88	4/29/2017	—	—	—	—
Guy Simpson	16,709	—		—	17.50	6/30/2009	—	—	—	—
	5,291	—		—	17.50	6/30/2009	—	—	—	—
	15,029	—		—	15.63	11/1/2010	—	—	—	—
	10,971	—		—	15.63	11/1/2010	—	—	—	—
	13,000	—		—	19.21	10/29/2011	—	—	—	—
	20,000	—		—	5.80	4/14/2013	—	—	—	—
	10,000	—		—	19.20	4/18/2014	—	—	—	—
	5,000	—		—	24.71	10/31/2014	—	—	—	—
	6,041	3,959	(2)	—	14.34	4/25/2015	—	—	—	—
	13,333	26,667	(3)	—	12.55	4/30/2016	—	—	—	—
	—	40,000	(4)	—	9.88	4/29/2017	—	—	—	—

(1)	All options were granted pursuant to the 1998 Stock Plan with an exercise price equal to the fair market value of the Common Stock on the date of grant, as determined by the Board of Directors, except that the options granted to Named Executive Officers other than Dr. Karp with expiration dates of 10/29/2011 had exercise prices equal to 95% of the fair market value on the date of grant.

(2)	Stock options were granted on April 26, 2005. Options vest 12.5% on October 26, 2005 and vest 1/48th each month thereafter.

(3)	Stock options were granted on May 1, 2006. Options vest 12.5% on November 1, 2006 and vest 1/48th each month thereafter.

(4)	Stock options were granted on April 30, 2007. Options vest 12.5% on October 30, 2007 and vest 1/48th each month thereafter.

None of the Company’s Named Executive Officers exercised stock options or had stock awards that vested during the fiscal year ended September 30, 2007. None of the Named Executive Officers participate in or have account balances in non-qualified deferred compensation plans or other deferred compensation plans sponsored by the Company.

Equity Compensation Plan Information

The following table provides information as of September 30, 2007 about our Common Stock that may be issued upon the exercise of options and rights granted to employees, consultants or members of our board of directors under all equity compensation plans:

Number of
Securities
Remaining Available
for Future Issuance
	Number of		Under Equity
	Securities to be		Compensation
	Issued Upon	Weighted-Average	Plans
	Exercise of	Exercise Price of	(Excluding
	Outstanding	Outstanding	Securities
	Options, Warrants	Options, Warrants	Reflected in
	and Rights	and Rights	Column(a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	2,833,760	$13.68	410,794
Equity compensation plans not approved by security holders	—		—

Total	2,833,760		410,794

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information relating to the beneficial ownership of our Common Stock as of November 30, 2007 (except as otherwise indicated) by:

•	each stockholder known by us to own beneficially more than 5% of our Common Stock;

•	each of our executive officers named in the summary compensation table under “Executive Compensation” of this report;

•	each of our directors; and

•	all of our directors and executive officers as a group.

Beneficial ownership is determined based on the rules of the Securities and Exchange Commission. The column captioned “Amount and Nature of Beneficial Ownership” includes the number of shares of our Common Stock subject to options or convertible securities that are currently exercisable or will become exercisable on or before January 29, 2008, sixty (60) days after November 30, 2007. The number of shares subject to options or convertible securities that each beneficial owner has the right to acquire on or before January 29, 2008 is listed separately under the column “Number of Shares Underlying Options or Convertible Securities Exercisable on or before January 29, 2008.” These shares are not deemed exercisable for purposes of computing the beneficial ownership of any other person. Percent of beneficial ownership is based upon 13,358,577 shares of our Common Stock outstanding as of November 30, 2007. The address for those individuals for which an address is not otherwise provided is c/o Catapult Communications Corporation, 160 South Whisman Road, Mountain View, California 94041. Unless otherwise indicated, we believe the stockholders listed have sole voting or investment power with respect to all shares, subject to applicable community property laws.

	Amount and Nature of Beneficial Ownership
		Number of Shares	Total Shares and
		Underlying Options	Shares Underlying
		or Convertible	Exercisable Options	Percentage of
	Number of	Securities	or Convertible	Outstanding
	Outstanding Shares	Exercisable on or	Securities	Shares
	Beneficially	before January 29,	Beneficially	Beneficially
Name and Address	Owned (#)	2008 (#)	Owned (#)	Owned (%)

Richard A. Karp(1)	2,830,770	186,250	3,017,020	22.27
FMR LLC(2)	1,482,532	—	1,482,532	11.09
82 Devonshire Street Boston, Massachusetts 02109
Nancy H. Karp(3)	1,347,281	25,050	1,372,331	10.25
T. Rowe Price Associates, Inc.(4)	1,362,100	—	1,362,100	10.19
100 East Pratt St. Baltimore, MD 21202
Dimensional Fund Advisors Inc.(5)	1,025,772	—	1,025,772	7.67
1299 Ocean Avenue Santa Monica, California 90401
Royce & Associates LLC(6)	360,100	—	360,100	2.69
1414 Avenue of the Americas New York, New York 10019
David Mayfield	—	151,916	151,916	1.12
Guy Simpson	4,137	129,738	133,875	*
Sean Kelly	900	113,041	113,941	*
Christopher Stephenson	—	64,457	64,457	*
Henry P. Massey, Jr.	4,000	40,050	44,050	*
John M. Scandalios	14,810	15,050	29,860	*
Peter S. Cross	—	25,883	25,883	*
R. Stephen Heinrichs	—	20,415	20,415	*
All directors and executive officers as a group (16 persons)(1)(3)	4,306,770	1,308,059	5,614,829	38.28

*	Less than 1%

(1)	Includes 78,330 shares held by trusts for the benefit of Dr. Karp’s children of which Dr. Karp is a trustee. Dr. Karp has voting and dispositive control over such shares.

(2)	The number of shares and other information presented is as reported in a Form 13F-HR filed by FMR LLC with the Securities and Exchange Commission on November 14, 2007 and reflects stock held as of September 30, 2007. However, because Form 13F requires the disclosure of shares pursuant to which an institutional investment manager exercises investment discretion (as contrasted with beneficial ownership), we also note that a Schedule 13G/A was filed on February 14, 2007 and reflects 1,858,932 shares of our common stock held as of December 31, 2006. This filing reports that FMR LLC has sole voting power with respect to 335,600 shares and sole dispositive power with respect to 1,858,932 shares. We have not attempted to verify independently any of the information contained in the Form 13F-HR or the Schedule 13G/A.

(3)	Includes 61,328 shares held by trusts for the benefit of Ms. Karp’s children of which Ms. Karp is a trustee. Ms. Karp has voting and dispositive control over such shares.

(4)	The number of shares and other information presented is as reported in a Form 13F filed by T. Rowe Price Associates, Inc. with the Securities and Exchange Commission on November 14, 2007, reflecting stock held as of September 30, 2007. However, because Form 13F requires the disclosure of shares pursuant to which an institutional investment manager exercises investment discretion (as contrasted with beneficial ownership), we also note that a Schedule 13G was filed on February 14, 2007 and reflects 1,362,100 shares of our common stock held as of December 31, 2006. This filing reports that T. Rowe Price Associates, Inc. has sole voting power with respect to 254,600 shares and sole dispositive power with respect to 1,368,364 shares. These securities are owned by various individuals and institutional investors which T. Rowe Price Associates, Inc. serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, T. Rowe Price Associates, Inc. expressly disclaim that it is, in fact, the beneficial owner of such securities. We have not attempted to verify independently any of the information contained in the Form 13F or Schedule 13G.

(5)	The number of shares and other information presented is as reported in a Form 13F-HR filed by Dimensional Fund Advisors Inc. with the Securities and Exchange Commission on October 23, 2007, reflecting stock held as of September 30, 2007. We were not able to locate a Schedule 13G for the period ended December 31, 2006, and we have not attempted to verify independently any of the information contained in the Form 13F-HR.

(6)	The number of shares and other information presented is as reported in a Form 13F filed by Royce & Associates, LLC with the Securities and Exchange Commission on November 6, 2007, reflecting stock held as of September 30, 2007. A Schedule 13G was filed on January 9, 2007 and reflects 714,200 shares of our common stock held as of December 31, 2006, with respect to all of which it has sole voting and dispositive power. We have not attempted to verify independently any of the information contained in the Form 13F or Schedule 13G.

TRANSACTIONS WITH RELATED PERSONS

Policies and Procedures Regarding Related Person Transactions

Our Audit Committee’s Charter requires that the Audit Committee, all of whose members are independent directors, review and approve certain related person transactions. Current SEC rules define a related person transaction to include any transaction, arrangement or relationship in which the Company is a participant and in which any of the following persons had or will have a direct or indirect material interest:

•	an executive officer, director or director nominee of the Company;

•	any person who is known to be the beneficial owner of more than 5% of the Company’s Common Stock;

•	any person who is an immediate family member (as defined in applicable SEC rules) of an executive officer, director or director nominee or beneficial owner or more than 5% of the Company’s Common Stock; and

•	any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person, together with any other of the foregoing persons, has a 5% or granter beneficial ownership interest.

The Audit Committee has adopted a written statement of policies and procedures with respect to its review and approval process for related person transactions. This policy includes a requirement that it review any related person transaction in which the amount involved is $60,000 or more.

Certain Relationships and Related Person Transactions

David Mayfield, our President and Chief Operating Officer, received an interest-free employee relocation loan from Catapult in November 2000 in the amount of $250,000 when he joined the Company. The loan is secured by a second deed of trust on Mr. Mayfield’s principal residence. The loan is repayable in quarterly payments of $2,100, with a balloon payment due in November 2015. The principal amount outstanding on the loan as of October 1, 2006 was $201,700, and the debt had been reduced to $191,200 at September 30, 2007, including a prepayment for the first quarter of fiscal year 2008. The loan was made prior to the enactment of the Sarbanes-Oxley Act of 2002.

Henry P. Massey, Jr., one of our directors, is a member of the law firm of Wilson Sonsini Goodrich & Rosati, Professional Corporation, which provides various legal services to Catapult. During our fiscal year ended September 30, 2007, we paid that firm approximately $137,000 in fees for legal services. We anticipate that WSGR will continue to provide services in the current fiscal year, although Mr. Massey is not standing for re-election to our Board of Directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of initial ownership and changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than 10% stockholders are required by Securities and Exchange Commission regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that all our executive officers, directors and greater than 10% stockholders complied with all applicable filing requirements during fiscal year 2006.

OTHER MATTERS

We are not aware of any other matters to be submitted at the Annual Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

FOR THE BOARD OF DIRECTORS

Christopher Stephenson
Vice President, Chief Financial
Officer and Secretary

Dated: January 14, 2008

APPENDIX A
CATAPULT COMMUNICATIONS CORPORATION
1998 STOCK PLAN
(As Amended and Restated November 1, 2005, and further amended January 24, 2006)
     1. Purposes of the Plan. The purposes of this Plan are:
•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees, Directors and Consultants, and

•	to promote the success of the Company’s business.
          The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares and other stock awards as determined by the Administrator.
     2. Definitions. As used herein, the following definitions shall apply:
          (a) “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.
          (b) “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.
          (c) “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares and other stock awards as the Administrator may determine.
          (d) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan, including an Option Agreement. The Award Agreement is subject to the terms and conditions of the Plan.
          (e) “Board” means the Board of Directors of the Company.
          (f) “Cash Position” means as to any Performance Period, the Company’s level of cash and cash equivalents, including, without limitation, amounts classified for financial reporting purposes as short-term investments and restricted investments.

          (g) “Change in Control” means the occurrence of any of the following events:
               (i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than (A) a trustee or other fiduciary holding securities under an employee benefit plan of the Company acting in such capacity, (B) a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company or (C) Richard A. or Nancy H. Karp, becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or
               (ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or
               (iii) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.
          (h) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein shall be a reference to any successor or amended section of the Code.
          (i) “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 of the Plan.
          (j) “Common Stock” means the common stock of the Company.
          (k) “Company” means Catapult Communications Corporation, a Nevada corporation.
          (l) “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.
          (m) “Determination Date” means the latest possible date that shall not jeopardize the qualification of an Award granted under the Plan as “performance-based compensation” under Section 162(m) of the Code.
          (n) “Director” means a member of the Board.
          (o) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

          (p) “Earnings Per Share” means as to any Performance Period, the Company’s or a business unit’s Net Income, divided by a weighted average number of Shares outstanding and dilutive equivalent Shares deemed outstanding, determined in accordance with U.S. GAAP; provided, however, that if Net Income as to any such Performance Period is a negative amount, then Earnings Per Share means the Company’s or business unit’s Net Income, divided by a weighted average number of Shares outstanding, determined in accordance with the U.S. GAAP.
          (q) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.
          (r) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          (s) “Excluded Items” includes, without limitation: (i) incentive compensation, (ii) in-process research and development expenses, (iii) acquisition costs, (iv) compensation expense from equity compensation, (v) operating expenses from acquired businesses, (vi) amortization of acquired intangible assets, and (vii) such other unusual or one-time items as may be identified by the Administrator.
          (t) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:
               (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
               (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
               (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

          (u) “Fiscal Year” means the fiscal year of the Company.
          (v) “Incentive Stock Option” means an Option that by its terms does qualify and is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
          (w) “Net Income” means as to any Performance Period, the Company’s or a business unit’s income after taxes determined in accordance with U.S. GAAP, adjusted for any Excluded Items approved for exclusion by the Administrator.
          (x) “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.
          (y) “Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Award. The Notice of Grant is part of the Award Agreement.
          (z) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
          (aa) “Operating Cash Flow” means as to any Performance Period, the Company’s or a business unit’s cash flow generated from operating activities, as reported in the Company’s cash flow statements and calculated in accordance with U.S. GAAP, adjusted for any Excluded Items approved for exclusion by the Administrator.
          (bb) “Operating Income” means as to any Performance Period, the Company’s or a business unit’s income from operations determined in accordance with U.S. GAAP, adjusted for any Excluded Items approved for exclusion by the Administrator.
          (cc) “Option” means a stock option granted pursuant to the Plan.
          (dd) “Option Agreement” means an agreement between the Company and a Participant evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.
          (ee) “Optioned Stock” means the Common Stock subject to an Award.
          (ff) “Optionee” means the holder of an outstanding Option or Stock Purchase Right granted under the Plan.
          (gg) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
          (hh) “Participant” means the holder of an outstanding Award, including an Optionee.
          (ii) “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Administrator (in its discretion) to be applicable to a Participant with respect to an Award granted under the Plan. As determined by the Administrator, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (i) Cash Position, (ii) Earnings Per Share, (iii) Net Income, (iv) Operating Cash Flow, (v) Operating Income, (vi) Return on Assets, (vii) Return on Equity, (viii) Return on Sales, (ix) Revenue, and (x) Total Shareholder Return. The Performance Goals may differ from Participant to Participant and from Award to Award. Prior to the Determination Date, the Administrator shall determine whether any significant element(s) shall be included in or excluded from the calculation of any Performance Goal with respect to any Participant.
          (jj) “Performance Period” means any Fiscal Year of the Company or such other period as determined by the Administrator in its sole discretion.
          (kk) “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine pursuant to Section 10.
          (ll) “Performance Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share that may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10.
          (mm) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.
          (nn) “Plan” means this 1998 Stock Plan.
          (oo) “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 8 of the Plan, or issued pursuant to the early exercise of an Option.
          (pp) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 9. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.
          (qq) “Return on Assets” means as to any Performance Period, the percentage equal to the Company’s or a business unit’s Operating Income divided by average net Company or business unit as applicable, assets, determined in accordance with U.S. GAAP.
          (rr) “Return on Equity” means as to any Performance Period, the percentage equal to the Company’s Net Income divided by average shareholder’s equity, determined in accordance with U.S. GAAP.
          (ss) “Return on Sales” means as to any Performance Period, the percentage equal to the Company’s or a business unit’s Operating Income divided by the Company’s or the business unit’s, as applicable, Revenue.

          (tt) “Revenue” means as to any Performance Period, the Company’s or business unit’s net sales, determined in accordance with U.S. GAAP.
          (uu) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.
          (vv) “Section 16(b)” means Section 16(b) of the Exchange Act.
          (ww) “Service Provider” means an Employee, Director or Consultant.
          (xx) “Share” means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.
          (yy) “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 7 is designated as a Stock Appreciation Right.
          (zz) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.
          (aaa) “Total Shareholder Return” means as to any Performance Period, the total return (change in share price plus reinvestment of any dividends) of a Share.
          (bbb) “U.S. GAAP” means generally accepted accounting principles in the United States.
     3. Stock Subject to the Plan.
          (a) Stock Subject to the Plan. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares that may be awarded and sold under the Plan is 3,800,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.
          (b) Full Value Awards. Any Shares subject to Options or Stock Appreciation Rights shall be counted against the numerical limits of this Section 3 as one Share for every Share subject thereto. Any Shares subject to Awards of Restricted Stock, Restricted Stock Units, Performance Shares, or Performance Units with a per share or unit purchase price lower than 100% of Fair Market Value on the date of grant shall be counted against the numerical limits of this Section 3 as two Shares for every one Share subject thereto. To the extent that a Share that was subject to an Award that counted as two Shares against the Plan reserve pursuant to the preceding sentence is recycled back into the Plan under the next paragraph of this Section 3, the Plan shall be credited with two Shares.
          (c) Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, is forfeited to or repurchased by the Company, the unpurchased Shares (or for Awards other than Options and Stock Appreciation Rights, the forfeited or repurchased Shares) which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to Stock Appreciation Rights, Shares actually issued pursuant to a Stock Appreciation Right as well as the Shares that represent payment of the exercise price shall cease to be available under the Plan. Shares that have actually been issued under the Plan under any Award shall not be returned to the Plan and shall not become available for future distribution under the Plan; provided, however, that if unvested Shares of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company, such Shares shall become available for future grant under the Plan. Shares used to pay the tax and exercise price of an Award shall become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment shall not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing, and subject to adjustment provided in Section 13, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate Share number stated in Section 3, plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan under this Section 3.
     4. Administration of the Plan.
          (a) Procedure.
               (i) Multiple Administrative Bodies. The Plan may be administered by different Committees with respect to different groups of Service Providers.
               (ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.
               (iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.
               (iv) Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.
          (b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:
               (i) to determine the Fair Market Value;
               (ii) to select the Service Providers to whom Awards may be granted hereunder;
               (iii) to determine the number of shares of Common Stock to be covered by each Award granted hereunder;
               (iv) to approve forms of agreement for use under the Plan;

               (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;
               (vi) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;
               (vii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;
               (viii) to modify or amend each Award (subject to Section 17(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan; provided, however, that no modification or amendment may reduce the exercise price of an Award after it has been granted (except for adjustments made pursuant to Section 13), unless approved by the Company’s shareholders;
               (ix) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;
               (x) to grant in addition to the incentives described in Sections 6, 7, 8, 9 and 10 below, other incentives payable in cash or Shares under the Plan as determined by the Administrator to be in the best interests of the Company and subject to any terms and conditions the Administrator deems advisable; and
               (xi) to make all other determinations deemed necessary or advisable for administering the Plan.
          (c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Awards.
     5. Eligibility. Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares and such stock awards as the Administrator determines may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.
     6. Options.
          (a) Limitations.
               (i) Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which

Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a)(i), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.
               (ii) The following limitations shall apply to grants of Options:
                    (1) No Service Provider shall be granted, in any Fiscal Year of the Company, Options to purchase more than 225,000 Shares.
                    (2) In connection with his or her initial service, a Service Provider may be granted Options to purchase up to an additional 225,000 Shares which shall not count against the limit set forth in subsection (1) above.
                    (3) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 13.
                    (4) If an Option is cancelled in the same Fiscal Year of the Company in which it was granted (other than in connection with a transaction described in Section 13), the cancelled Option shall be counted against the limits set forth in subsections (1) and (2) above. For this purpose, if the exercise price of an Option is reduced, the transaction shall be treated as a cancellation of the Option and the grant of a new Option.
          (b) Term of Option. The term of each Option shall be stated in the Award Agreement. In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.
          (c) Option Exercise Price and Consideration.
               (i) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:
                    (1) In the case of an Incentive Stock Option
                         (A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant

                         (B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.
                    (2) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.
                    (3) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in Section 424(a) of the Code and the regulations promulgated thereunder.
               (ii) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.
               (iii) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:
                    (1) cash;
                    (2) check;
                    (3) other Shares which, in the case of Shares acquired directly or indirectly from the Company, (A) have been owned by the Participant and have not been subject to a substantial risk of forfeiture for more than six (6) months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;
                    (4) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;
                    (5) a reduction in the amount of any Company liability to the Participant, including any liability attributable to the Participant’s participation in any Company-sponsored deferred compensation program or arrangement;
                    (6) any combination of the foregoing methods of payment; or
                    (7) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.
          (d) Exercise of Option.
               (i) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. Unless the Administrator provides otherwise, vesting of Options granted to Officers and Directors hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.
     An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised together with any applicable withholding taxes. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan.
     Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.
               (ii) Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for thirty (30) days following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.
               (iii) Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve (12) months following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

               (iv) Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Participant’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve (12) months following the Participant’s termination. If, at the time of death, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Participant’s estate or, if none, by the person(s) entitled to exercise the Option under the Participant’s will or in accordance with the laws of descent and distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.
               (v) Buyout Provisions. The Administrator may at any time, in connection with a Change in Control, offer to buy out for a payment in cash or Shares an Award previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Participant at the time that such offer is made.
     7. Stock Appreciation Rights.
          (a) Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as shall be determined by the Administrator, in its sole discretion.
          (b) Number of Shares. The Administrator shall have complete discretion to determine the number of Stock Appreciation Rights granted to any Participant, provided that during any Fiscal Year, no Participant shall be granted Stock Appreciation Rights covering more than 225,000 Shares. Notwithstanding the foregoing limitation, in connection with a Participant’s initial service as an Employee, an Employee may be granted Stock Appreciation Rights covering up to an additional 225,000 Shares.
          (c) Exercise Price and Other Terms. The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan. In the case of a freestanding Stock Appreciation Right, the exercise price shall be not less than 100% of the Fair Market Value of a Share on the date of grant. The exercise price of a tandem or affiliated Stock Appreciation Rights shall equal the exercise price of the related Option.
          (d) Stock Appreciation Right Agreement. Each Stock Appreciation Right grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.
          (e) Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan shall expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 6 also shall apply to Stock Appreciation Rights.
          (f) Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:
               (i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times
               (ii) The number of Shares with respect to which the Stock Appreciation Right is exercised.
          At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.
     8. Restricted Stock.
          (a) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Awards of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, shall determine.
          (b) Restricted Stock Agreement. Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, shall determine. Notwithstanding the foregoing, during any Fiscal Year no Participant shall receive more than an aggregate of 75,000 Shares of Restricted Stock; provided, however, that in connection with a Participant’s initial service as an Employee, an Employee may be granted an aggregate of up to an additional 75,000 Shares of Restricted Stock. Unless the Administrator determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed.
          (c) Transferability. Except as provided in this Section 8, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.
          (d) Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.
          (e) Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall be released from escrow as soon as practicable after the last day of the Period of Restriction. The restrictions shall lapse at a rate determined by the Administrator. After the grant of Restricted Stock, the Administrator, in its sole discretion, may reduce or waive any restrictions for such Restricted Stock.

          (f) Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.
          (g) Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless the Administrator determines otherwise. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.
          (h) Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and again shall become available for grant under the Plan.
          (i) Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Administrator on or before the Determination Date. In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).
     9. Restricted Stock Units.
          (a) Grant of Restricted Stock Units. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Awards of Restricted Stock Units to Service Providers in such amounts as the Administrator, in its sole discretion, shall determine.
          (b) Restricted Stock Unit Agreement. Each Award of Restricted Stock Units shall be evidenced by an Award Agreement that shall specify the number of Restricted Stock Units granted and such other terms and conditions as the Administrator, in its sole discretion, shall determine. Notwithstanding the foregoing, during any Fiscal Year no Participant shall receive more than an aggregate of 75,000 Restricted Stock Units; provided, however, that in connection with a Participant’s initial service as an Employee, an Employee may be granted an aggregate of up to an additional 75,000 Restricted Stock Units.
          (c) Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Restricted Stock Units as it may deem advisable or appropriate.
          (d) Vesting Criteria and Other Terms. The Administrator shall set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, shall determine the number of Restricted Stock Units that shall be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals

(including, but not limited to, continued employment), or any other basis determined by the Administrator in its discretion.
          (e) Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant shall be entitled to receive a payout as specified in the Award Agreement. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.
          (f) Form and Timing of Payment. Payment of earned Restricted Stock Units shall be made as soon as practicable after the date(s) set forth in the Award Agreement. The Administrator, in its sole discretion, may pay earned Restricted Stock Units in cash, Shares, or a combination thereof. Shares represented by Restricted Stock Units that are fully paid in cash again shall be available for grant under the Plan.
          (g) Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units shall be forfeited to the Company.
          (h) Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Administrator on or before the Determination Date. In granting Restricted Stock Units which are intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g. in determining the Performance Goals).
     10. Performance Units and Performance Shares.
          (a) Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion in determining the number of Performance Units/Shares granted to each Participant provided that during any Fiscal Year no Participant shall receive more than 75,000 Performance Units or Performance Shares. Notwithstanding the foregoing limitation, in connection with a Participant’s initial service as an Employee, an Employee may be granted up to an additional 75,000 Performance Units or Performance Shares.
          (b) Value of Performance Units/Shares. Each Performance Unit shall have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant.
          (c) Performance Objectives and Other Terms. The Administrator shall set performance objectives or other vesting provisions. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis determined by the Administrator in its discretion.
          (d) Section 162(m) Performance Objectives. For purposes of qualifying grants of Performance Units/Shares as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may determine that the performance objectives applicable to Performance Units/Shares shall be based on the achievement of Performance Goals. The Administrator shall set the Performance Goals on or before the Determination Date. In granting Performance Units/Shares which are intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Performance Units/Shares under Section 162(m) of the Code (e.g., in determining the Performance Goals).
          (e) Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Unit/Shares shall be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.
          (f) Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares shall be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.
          (g) Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares shall be forfeited to the Company, and again shall be available for grant under the Plan.
     11. Other Stock Awards. In addition to the incentives described in Sections 6, 7, 8, 9 and 10 above, the Administrator may grant other incentives payable in Shares under the Plan as it determines to be in the best interests of the Company and subject to such other terms and conditions as it deems appropriate.
     12. Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate.

     13. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.
          (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock that have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, and the number of shares of Common Stock as well as the price per share of Common Stock covered by each such outstanding Award, shall be proportionately adjusted for any change in or increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other change or increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.
          (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Award until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option shall lapse, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award shall terminate immediately prior to the consummation of such proposed action.
          (c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Award shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Award, the Participant shall fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock shall lapse, and, with respect to Performance Shares and Performance Units, all Performance Goals or other vesting criteria shall be deemed achieved at target levels and all other terms and conditions met. In addition, if an Award is not assumed or substituted for in the event of a merger or sale of assets, the Administrator shall notify the Participant in writing or electronically that the Award shall be fully vested and exercisable for a period of time determined by the Administrator, and the Award shall terminate upon the expiration of such period.
          (d) For the purposes of subsection (c), an Award shall be considered assumed if, following the merger or sale of assets, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) or, in the case of a Stock Appreciation Right upon the exercise of which the Administrator determines to pay cash or a Performance Share or Performance Unit which the Administrator can determine to pay in cash, the fair market value of the consideration received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Performance Unit or Performance Share, for each Share subject to the Award (or in the case of Performance Units, the number of implied shares determined by dividing the value of the Performance Units by the per share consideration received by holders of Common Stock in the merger), to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.
          Notwithstanding anything in this Section 13(d) to the contrary, an Award that vests, is earned or is paid-out upon the satisfaction of one or more Performance Goals shall not be considered assumed if the Company or its successor modifies any of such Performance Goals without the Participant’s consent; provided, however, a modification to such Performance Goals only to reflect the successor corporation’s post-Change in Control corporate structure shall not be deemed to invalidate an otherwise valid Award assumption.
          (e) Additional Vesting for Certain Directors Upon Change in Control. In the event of a Change in Control each outstanding Award granted to a Director who is not an Employee shall become fully vested and exercisable. The Administrator shall notify the Director in writing or electronically not less than fifteen (15) days prior to the Change in Control that the vesting of the Award shall accelerate and the Director shall be entitled to exercise the Award as to the additional Shares concurrently with the Change in Control.
     14. No Effect on Employment or Service. Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor shall they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.
     15. Tax Withholding
          (a) Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).
          (b) Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part (without limitation) by (i) paying cash,

(ii) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the amount required to be withheld, (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld, or (iv) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld
     16. Date of Grant. The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Participant within a reasonable time after the date of such grant.
     17. Amendment and Termination of the Plan.
          (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.
          (b) Shareholder Approval. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.
          (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall (i) impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company, or (ii) permit the reduction of the exercise price of an Award after it has been granted (except for adjustments made pursuant to Section 13), unless approved by the Company’s shareholders. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.
     18. Term of Plan. Subject to shareholder approval as set forth in Section 17(b) of the Plan, the amendment and restatement of the Plan shall become effective upon its adoption by the Board on November 1, 2005, and the Plan, as amended, shall continue in effect for a term of ten (10) years until November 1, 2015, unless terminated earlier under Section 17 of the Plan.
     19. Conditions Upon Issuance of Shares.
          (a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          (b) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.
     20. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
     21. Reservation of Shares. The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.
     22. Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

P	CATAPULT COMMUNICATIONS CORPORATION
R	160 South Whisman Road, Mountain View, California 94041
O
X	2008 ANNUAL MEETING OF STOCKHOLDERS
Y
February 5, 2008
     The undersigned stockholder of Catapult Communications Corporation, a Nevada corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated January 14, 2008, and hereby appoints Richard A. Karp and Christopher Stephenson, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned at the 2008 Annual Meeting of Stockholders of Catapult Communications Corporation, to be held on Tuesday, February 5, 2008, at 3:00 p.m., Pacific Standard Time, at the corporation’s principal executive offices located at 160 South Whisman Road, Mountain View, California 94041 and at any continuation(s) or adjournment(s) thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side and, in their discretion, upon such other matter or matters that may properly come before the meeting and any adjournment(s) thereof.
(Continued and to be signed on reverse side)
ANNUAL MEETING OF STOCKHOLDERS OF
CATAPULT COMMUNICATIONS CORPORATION
Tuesday, February 5, 2008
3:00 p.m.
Please date, sign and mail your proxy
card in the envelope provided as soon as
possible.
Please detach and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” ITEMS 1, 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☑
1. ELECTION OF DIRECTORS:				2. To approve an amendment to the Company’s 1998 Stock Plan to increase the number of shares reserved for issuance thereunder by 1,000,000 shares.	FOR ☐	AGAINST ☐	ABSTAIN ☐

NOMINEES:
☐	FOR ALL NOMINEES	¡	Peter S. Cross
		¡	R. Stephen Heinrichs
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES		¡ ¡ ¡	Nancy H. Karp Richard A. Karp John M. Scandalios	3. To ratify the appointment of Stonefield Josephson, Inc. as the independent registered public accounting firm of the Company for the fiscal year ending September 30, 2008.	☐	☐	☐

☐	FOR ALL EXCEPT (See Instructions below)
				4. The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting.	☐	☐	☐

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark ‘FOR ALL EXCEPT’ and fill in the circle next to each nominee for whom you wish to withhold, as shown here: •
THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED (1) FOR THE ELECTION OF THE SPECIFIED NOMINEES AS DIRECTORS, (2) FOR THE AMENDMENT TO THE 1998 STOCK PLAN, (3) FOR THE RATIFICATION OF THE APPOINTMENT OF STONEFIELD JOSEPHSON, INC. AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND (4) AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

To change the address on your account, please check the box at right and indicate your new address in the address space below. Please note that changes to the registered name(s) on the account may not be submitted via this method.
Please check here if you plan to attend the meeting. ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

NOTE: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.